Exhibit 32.2

Section 1350 Certification of Chief Financial Officer

In connection with the Quarterly Report on Form 10-Q of Xtant Medical Holdings, Inc. (the “Company”) for the quarterly period ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Laura Kendall, Deputy CRO of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Laura Kendall
Laura Kendall
Deputy Restructuring Officer (serving as principal financial officer)
Date: May 8, 2018